EXHIBIT (a)

                       LINCAM PROPERTIES LTD. SERIES 85
                PRO FORMA FINANCIAL INFORMATION GENERATED FROM
                   SALE OF 1880 COUNTRY FARM DRIVE FACILITY


The following unaudited pro forma financial information for the year ended December 31, 1995 and for the six months ended June 30, 1996 represents information as if the 1880 Country Farm Drive Facility, located in Naperville, Illinois was sold at the beginning of each period presented. These estimates do not purport to represent actual or expected operations of the property for any period in the future. These estimates (which include only those adjustments to this historical period which can be factually supported) were prepared in accordance with Rule 11-02 Regulations S-X promulgated under the Securities Act of 1933 and on the basis described in the accompanying notes, which should be read in conjunction herewith.

The pro forma financial information consists of four schedules labeled Schedules A, B, C and D. Schedules A and B represent the pro forma balance sheet and statement of operations as of and for the year ended December 31, 1995, Schedules C and D represent the pro forma balance sheet and statement of operations as of and for the six months ended June 30, 1996.














































                                     - 4 -



                                            LINCAM PROPERTIES LTD SERIES 85
                                    PRO FORMA FINANCIAL INFORMATION GENERATED FROM
                                       SALE OF 1880 COUNTRY FARM DRIVE FACILITY

                                         BALANCE SHEET AS OF DECEMBER 31, 1995

                                                                                            SCHEDULE A

ASSETS:
------
                                               GAAP BASIS   PRO-FORMA    PRO-FORMA
                                                12/31/95   ADJUSTMENTS    12/31/95
                                              -----------  -----------   ----------
CASH & CASH EQUIVALENTS                       $   507,111         (234)     506,877
PREPAID EXPENSES AND OTHER                            150                       150
RECEIVABLE FROM TENANT                             66,695      (66,695)           0
                                              -----------   ----------   ----------
     TOTAL CURRENT ASSETS                         573,956      (66,929)     507,027
                                              -----------   ----------   ----------
NOTE RECEIVABLE                                 5,485,000                 5,485,000
                                              -----------   ----------   ----------
LAND                                            2,399,174   (1,582,558)     816,616
BUILDINGS AND IMPROVEMENTS                     12,016,137   (6,330,232)   5,685,905
                                              -----------   ----------   ----------
                                               14,415,311   (7,912,790)   6,502,521
LESS: ACCUMULATED DEPRECIATION                 (2,920,741)   1,186,835   (1,733,906)
                                              -----------   ----------   ----------
     TOTAL INVESTMENT PROPERTY                 11,494,570   (6,725,955)   4,768,615
                                              -----------   ----------   ----------
OTHER ASSETS                                      156,440     (141,461)      14,979
                                              -----------   ----------   ----------
     TOTAL ASSETS                             $17,709,966   (6,934,345)  10,775,621
                                              ===========   ==========   ==========
LIABILITIES AND PARTNERS' CAPITAL

ACCOUNTS PAYABLE                                   30,906                    30,906
FUNDS HELD FOR OTHERS                             150,879                   150,879
ACCRUED REAL ESTATE TAXES                         118,000                   118,000
SECURITY DEPOSITS                                  31,211                    31,211
                                              -----------   ----------   ----------
     TOTAL LIABILITIES                            330,996            0      330,996

PARTNERS' CAPITAL:
  GENERAL PARTNERS:
     CAPITAL CONTRIBUTIONS                          2,000            0        2,000
     ALLOCATED NET INCOME                         103,112      (12,489)      90,623
     CUMULATIVE DISTRIBUTIONS                    (154,139)     (56,855)    (210,994)
                                              -----------   ----------   ----------
                                                  (49,027)     (69,344)    (118,371)
  LIMITED PARTNERS:
     CAPITAL CONTRIBUTIONS                     22,479,645            0   22,479,645
     ALLOCATED NET INCOME                      10,264,267   (1,236,401)   9,027,866
     CUMULATIVE DISTRIBUTIONS                 (15,315,915)  (5,628,600) (20,944,515)
                                              -----------   ----------   ----------
                                               17,427,997   (6,865,001)  10,562,996
                                              -----------   ----------   ----------
     TOTAL PARTNERS' CAPITAL                   17,378,970   (6,934,345)  10,444,625
                                              -----------   ----------   ----------
     TOTAL LIABILITIES AND PARTNERS' CAPITAL  $17,709,966   (6,934,345)  10,775,621
                                              ===========   ==========   ==========

                                                         - 5 -
[FN]



                                            LINCAM PROPERTIES LTD SERIES 85
                                    PRO FORMA FINANCIAL INFORMATION GENERATED FROM
                                       SALE OF 1880 COUNTRY FARM DRIVE FACILITY

                             STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                                            SCHEDULE B


                                               GAAP BASIS   PRO-FORMA    PRO-FORMA
                                                12/31/95   ADJUSTMENTS    12/31/95
                                              -----------  -----------   ----------
INCOME:
------

RENTAL INCOME                                  $2,222,426     (731,662)   1,490,764
CHARGES TO TENANTS                                173,299                   173,299
INTEREST INCOME                                   473,252                   473,252
OTHER INCOME                                       38,914                    38,914
                                              -----------   ----------   ----------
     TOTAL INCOME                               2,907,891     (731,662)   2,176,229
                                              -----------   ----------   ----------
EXPENSES:
--------
PROPERTY OPERATING EXPENSES                       732,961       (1,554)     731,407
DEPRECIATION                                      417,432     (158,256)     259,176
INTEREST EXPENSE                                  128,493     (128,493)           0
MANAGEMENT FEES PAID TO AFFILIATE OF GENERAL P     96,386       (7,837)      88,549
PROFESSIONAL SERVICES                              72,990                    72,990
AMORTIZATION OF DEFERRED EXPENSES                  14,731      (14,731)           0
GENERAL & ADMINISTRATIVE                           75,761                    75,761
                                              -----------   ----------   ----------
     TOTAL EXPENSES                             1,538,754     (310,871)   1,227,883
                                              -----------   ----------   ----------
     OPERATING INCOME                          $1,369,137     (420,791)     948,346
                                              ===========   ==========   ==========









                                                         - 6 -



                                            LINCAM PROPERTIES LTD SERIES 85
                                    PRO FORMA FINANCIAL INFORMATION GENERATED FROM
                                       SALE OF 1880 COUNTRY FARM DRIVE FACILITY

                                           BALANCE SHEET AS OF JUNE 30, 1996

                                                                                            SCHEDULE C


ASSETS:
------

                                               GAAP BASIS   PRO-FORMA    PRO-FORMA
                                                06/30/96   ADJUSTMENTS    06/30/96
                                              -----------   ----------   ----------
CASH & CASH EQUIVALENTS                          $479,021      (18,098)     460,923
INTEREST RECEIVABLE                                33,812                    33,812
PREPAID EXPENSES AND OTHER                          5,982                     5,982
                                              -----------   ----------   ----------
     TOTAL CURRENT ASSETS                         518,815      (18,098)     500,717
                                              -----------   ----------   ----------
NOTE RECEIVABLE                                 5,485,000                 5,485,000
                                              -----------   ----------   ----------

LAND                                              816,616                   816,616
BUILDINGS AND IMPROVEMENTS                      5,693,943                 5,693,943
                                              -----------   ----------   ----------
                                                6,510,559            0    6,510,559
LESS: ACCUMULATED DEPRECIATION                 (1,820,637)               (1,820,637)
                                              -----------   ----------   ----------
     TOTAL INVESTMENT PROPERTY                  4,689,922            0    4,689,922
                                              -----------   ----------   ----------

PROPERTY HELD FOR SALE, AT ESTIMATED VALUE      6,335,879   (6,335,879)           0
OTHER ASSETS                                      120,544     (107,119)      13,425
                                              -----------   ----------   ----------
     TOTAL ASSETS                             $17,150,160   (6,461,096)  10,689,064
                                              ===========   ==========   ==========

LIABILITIES AND PARTNERS' CAPITAL

ACCOUNTS PAYABLE                                   25,735                    25,735
ACCRUED EXPENSES                                    2,270                     2,270
FUNDS HELD FOR OTHERS                              64,788                    64,788
ACCRUED REAL ESTATE TAXES                         160,444                   160,444
SECURITY DEPOSITS                                  29,658                    29,658
                                              -----------   ----------   ----------
     TOTAL LIABILITIES                            282,895            0      282,895

PARTNERS' CAPITAL:
  GENERAL PARTNERS:
     CAPITAL CONTRIBUTIONS                          2,000            0        2,000
     ALLOCATED NET INCOME                         105,576       (5,735)      99,841
     CUMULATIVE DISTRIBUTIONS                    (161,719)     (58,876)    (220,595)
                                              -----------   ----------   ----------
                                                  (54,143)     (64,611)    (118,754)
  LIMITED PARTNERS:
     CAPITAL CONTRIBUTIONS                     22,479,645            0   22,479,645
     ALLOCATED NET INCOME                      10,508,158     (567,757)   9,940,401
     CUMULATIVE DISTRIBUTIONS                 (16,066,395)  (5,828,728) (21,895,123)
                                              -----------   ----------   ----------
                                               16,921,408   (6,396,485)  10,524,923
                                              -----------   ----------   ----------
     TOTAL PARTNERS' CAPITAL                   16,867,265   (6,461,096)  10,406,169
                                              -----------   ----------   ----------
     TOTAL LIABILITIES AND PARTNERS' CAPITAL  $17,150,160   (6,461,096)  10,689,064
                                              ===========   ==========   ==========



                                                         - 7 -




                                            LINCAM PROPERTIES LTD SERIES 85
                                    PRO FORMA FINANCIAL INFORMATION GENERATED FROM
                                       SALE OF 1880 COUNTRY FARM DRIVE FACILITY

                            STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1996

                                                                                            SCHEDULE D



                                               GAAP BASIS   PRO-FORMA    PRO-FORMA
                                                06/30/96   ADJUSTMENTS    06/30/96
                                              -----------   ----------   ----------
INCOME:
------
RENTAL INCOME                                    $587,080     (183,316)     403,764
CHARGES TO TENANTS                                 80,256                    80,256
INTEREST INCOME                                   216,405                   216,405
OTHER INCOME                                       10,955                    10,955
                                              -----------   ----------   ----------
     TOTAL INCOME                                 894,696     (183,316)     711,380
                                              -----------   ----------   ----------

EXPENSES:

PROPERTY OPERATING EXPENSES                       258,691       (1,332)     257,359
DEPRECIATION                                      126,294      (39,564)      86,730
MANAGEMENT FEES PAID TO AFFILIATE
  OF GENERAL PARTNERS                              28,493       (2,001)      26,492
PROFESSIONAL SERVICES                              27,658                    27,658
GENERAL & ADMINISTRATIVE                           37,205                    37,205
PROVISION FOR LOSS                                170,000     (170,000)           0
                                              -----------   ----------   ----------
     TOTAL EXPENSES                               648,341     (212,897)     435,444
                                              -----------   ----------   ----------

     OPERATING INCOME                         $   246,355       29,581      275,936
                                              ===========   ==========   ==========










                                                         - 8 -



                        LINCAM PROPERTIES LTD SERIES 85
            NOTES TO PRO FORMA FINANCIAL INFORMATION GENERATED FROM
                   SALE OF 1880 COUNTRY FARM DRIVE FACILITY


1. For the year ended December 31, 1995 and for the nine months ended September 30, 1996, rental income property operating expenses, depreciation expense and management fees have been decreased by the amounts generated by 1880 Country Farm Drive Facility.

2. For the year ended December 31, 1995 interest expense decreased as if the Partnership repaid the note payable in full immediately upon receiving the cash proceeds from the sale of the 1880 Country Farm Drive Facility.

3. For the year ended December 31, 1995 amortization expense decreased and loss on early extinguishment of debt increased by same amount due to the earlier repayment of the note payable.

4. For the year ended December 31, 1995 and for the nine months ended September 30, 1996, other assets decreased by the amount of deferred rent receivable relating to the 1880 Country Farm Drive Facility.

5. For the year ended December 31, 1995 and for the nine months ended September 30, 1996, the net cash proceeds (rounded up to the nearest whole dollar per limited partnership interest) from the sale has been distributed to the partners.



                                     - 9 -